Exhibit 10.2
Director Compensation Program
On July 22, 2014, the Board of Directors of Digital Realty Trust, Inc. (the “Company”) approved revisions to the Company’s director compensation program, effective as of April 28, 2014, as follows:
Under the revised program, each of the Company’s directors who is not an employee of the Company or any of its subsidiaries receives an annual cash retainer of $75,000 for services as a director. In addition, any non-employee director who serves as Chairman of the Board receives an annual cash retainer of $50,000 (in addition to the annual cash base retainer of $75,000). Directors receive annual fees for service as members (excluding chairs) on the following committees, in addition to the foregoing retainers: $10,000 for the Audit Committee; $7,500 for the Compensation Committee; $7,500 for the Nominating and Corporate Governance Committee; and $7,500 for the Strategy Committee. The director who serves as the chair of the Audit Committee receives an additional annual retainer of $20,000; the director who serves as the chair of the Compensation Committee receives an additional annual retainer of $15,000; the director who serves as the chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $15,000; and the director who serves as the chair of the Strategy Committee receives an additional annual retainer of $15,000.
The Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan was amended to provide for revised formula grants of profits interest units to non-employee directors as follows:

•
Pro Rata Grant. Commencing after July 22, 2014: (i) each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of profits interest units equal to the product of (A) the quotient obtained by dividing (x) $125,000 by (y) the fair market value of a share of the Company’s common stock (“Common Stock”) on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12; and (ii) in addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Chairman of the Board on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Chairman of the Board, be granted a number of profits interest units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. The awards will be fully vested on the date of grant.

•
Annual Grant. Commencing as of the first annual meeting of stockholders to occur after the Company’s 2014 annual meeting: (i) each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of profits interest units equal to the quotient obtained by dividing (x) $125,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting; and (ii) in addition to the foregoing annual grant, each person who first becomes the Chairman of the Board at an annual meeting of stockholders or such person who otherwise continues to be the Chairman of the Board immediately following such annual meeting, as applicable, will, on the date of such annual meeting, be granted a number of profits interest units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of his status as an employee. The awards will be fully vested on the date of grant.